Exhibit 4.1 - Rights Agreement, dated as of January 29, 2016, by and between Global Self Storage, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent

RIGHTS AGREEMENT
by and between
GLOBAL SELF STORAGE, INC.
and
AMERICAN STOCK TRANSER & TRUST COMPANY, LLC,
as Rights Agent
Dated as of January 29, 2016

RIGHTS AGREEMENT
This RIGHTS AGREEMENT ("Agreement") is dated as of January 29, 2016, by and between GLOBAL SELF STORAGE, INC., a Maryland corporation (the "Company"), and  AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as rights agent ("Rights Agent").
WITNESSETH:
WHEREAS, effective January 29, 2016 (the "Rights Dividend Declaration Date"), the Board authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding as of the Close of Business on January 29, 2016 (the "Record Date"), each Right initially representing the right to purchase one one-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest to occur of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 22 hereof.
NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1.                          Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:
(a)            "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of nine and eight-tenths percent (9.8%) or more of the Common Shares then outstanding. Notwithstanding the foregoing, (A) the term Acquiring Person shall not include (i) the Company, (ii) any Subsidiary (as hereinafter defined) of the Company, (iii) any employee benefit or compensation plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan, (v) an Exempt Person (as hereinafter defined), or (vi) any Person, who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of nine and eight-tenths percent (9.8%) or more of the then outstanding Common Shares as a result of the acquisition of Common Shares directly from the Company, and (B) no Person shall become an "Acquiring Person" either (X) as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except, that if (i) a Person would become an Acquiring Person (but for the operation of this subclause (X) as a result of the acquisition of Common Shares by the Company, and (ii) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an "Acquiring Person," or (Y) if (i) within ten (10) Business Days after such Person would otherwise have become an Acquiring Person (but for the operation of this subclause (Y), such Person notifies the Board that such Person did so inadvertently and (ii) within two (2) days after such notification, such Person is the Beneficial Owner of less than nine and eight-tenths percent (9.8%) of the outstanding Common Shares; provided, however, that if such Person shall again become the Beneficial Owner of nine and eight-tenths percent (9.8%) or more of the Common Shares then outstanding, such Person shall be deemed an "Acquiring Person," subject to the exceptions set forth in this Section 1(a).

(b)            "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii) hereof.
(c)            "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.
(d)            A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:
(i)
which such Person or any of such Person's Affiliates or Associates is deemed to beneficially own, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Rights Agreement;

(ii)
which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), whether or not in writing, or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)
which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), whether or not in writing, for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of any securities of the Company.

(e)            "Board" shall mean the Board of Directors of the Company, or such comparable governing body, as applicable.
(f)            "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
(g)            "Close of Business" on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.
(h)            "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $.01 per share, of the Company or any other capital stock of the Company into which such stock shall be reclassified or changed. "Common Shares," when used in this Agreement in connection with any Person that shall be organized in corporate form, other than the Company, shall mean the capital stock (or equity interest) with the greatest voting power or other equity securities or other equity interest having power to control or direct the management of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person. "Common Shares" when used with reference to any Person that is not organized in corporate form shall mean units of beneficial interest that (i) shall represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and (ii) shall be entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.
(i)            "Continuing Director" shall mean any member of the Board (while such Person is a member of the Board) who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board immediately prior to the date of this Agreement or (ii) on or subsequent to the date of this Agreement became a member of the Board and whose nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.
(j)            "Distribution Date" shall have the meaning set forth in Section 3 hereof.
(k)            "Exempt Person" shall mean FIMG; provided that FIMG, which is a Beneficial Owner of 1,065,513 shares of Common Stock (or 14.37% of the Company's outstanding shares of Common Stock) as of December 31, 2015 (as reported in FIMG's Schedule 13G filed with the Securities and Exchange Commission on January 22, 2016), shall no longer be an Exempt Person if it acquires, without the prior approval of the Board, Beneficial Ownership of greater than 14.37% of the Company's outstanding shares of Common Stock.
(l)            "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

(m)            "FIMG" Financial & Investment Management Group, Inc., a Michigan company (including its Affiliates and Associates).
(n)            "Final Expiration Date" shall mean the Close of Business on January 29, 2026, or such later date as may be established by the Board prior to the expiration of the Rights.
(o)            "Outside Directors" shall mean members of the Board who are not officers of the Company or any of its Subsidiaries and who are not Acquiring Persons or representatives, nominees, Affiliates or Associates of Acquiring Persons.
(p)            "Permitted Offer" shall mean a tender or exchange offer that is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the Outside Directors, to be (i) at a price which is fair to the Company's stockholders and not inadequate (taking into account all factors that such Outside Directors deem relevant, including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (ii) otherwise in the best interests of the Company and its stockholders.
(q)            "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.
(r)            "Preferred Shares" shall mean shares of Series A Participating Preferred Stock, par value $.01 per share, of the Company having the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in the Form of Articles Supplementary attached to this Agreement as Exhibit A.
(s)            "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.
(t)            "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.
(u)            "Section 13 Event" shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.
(v)            "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such; provided, however, that, if such Person is determined not to have become an Acquiring Person pursuant to clause (Y) of Subsection 1(a)(B) hereof, then no Shares Acquisition Date shall be deemed to have occurred.
(w)            "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
(x)            "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

Section 2.                          Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.
Section 3.                          Issue of Rights Certificates.
(a)            Until the Close of Business on the earlier of (i) the tenth (10th) day (or such later date as may be determined by the Board before the occurrence of the Distribution Date) after the Shares Acquisition Date, or (ii) the tenth (10th) Business Day (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) after the date of the commencement (determined in accordance with Rule 14d-2(a) under the Exchange Act) by any Person (other than the Company, any Subsidiary of the Company, an Exempt Person, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, an Exempt Person, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer (which intention to commence remains in effect for five (5) Business Days after such announcement), the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the Common Shares registered in the names of the holders thereof and not by separate Rights Certificates, and (y) the Rights (and the right to receive Rights Certificates therefor) will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates in substantially the form of Exhibit B hereto ("Rights Certificates"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein.  In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(i) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.  As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.
(b)            The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to any holder of Rights who may so request from time to time prior to the Expiration Date.  With respect to certificates for Common Shares outstanding as of the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by such certificates for the Common Shares with or without a copy of the Summary of Rights attached, and the registered holders of the Common Shares shall also be the registered holders of the associated Rights.  Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares.

(c)            Rights shall be issued in respect of all Common Shares that are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, and to the extent provided in Section 22 hereof, in respect of Common Shares issued after the Distribution Date and prior to the Expiration Date.  Subject to Section 3(a) hereof, certificates, if any, representing such Common Shares shall also be deemed to be certificates for Rights, and shall bear the following legend if such certificates are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date:
This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Global Self Storage, Inc. (the "Company") and American Stock Transfer & Trust Company, LLC, as Rights Agent (the "Rights Agent"), dated as of January 29, 2016 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, shall become null and void.
With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.  In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.  Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.
Section 4.                          Form of Rights Certificates.
(a)            The Rights Certificates (and the form of election to purchase Preferred Shares, the form of assignment and the form of certification to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11 and 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the price per one one-thousandth of a Preferred Share set forth therein (such exercise price per one one-thousandth of a share, as adjusted from time to time hereunder, the "Purchase Price"), but the number of such one one-thousandths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

(b)            Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights which are null and void pursuant to Section 7(e) hereof and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:
The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement).  Accordingly, this Rights Certificate and the Rights represented hereby are null and void in the circumstances specified in Section 7(e) of the Rights Agreement.
The provisions of Section 7(e) hereof shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.
Section 5.                          Countersignature and Registration.
(a)            The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer, or any of its Vice Presidents, either manually, by facsimile or electronic signature, shall have affixed thereto the Company's seal or a facsimile or electronic copy thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually, by facsimile or electronic signature.  The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)            Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.
Section 6.                          Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
(a)            Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share (or, following a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24 hereof, countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.
(b)            Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will issue, execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.
Section 7.                          Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a)            Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a Preferred Share (or Common Shares, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or exchanged as provided in Section 24 hereof, or (iii) the time at which such Rights expire pursuant to Section 13(d) hereof (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

(b)            The Purchase Price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right shall initially be $12.00 and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.
(c)            Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price, per one one-thousandth of a Preferred Share (or Common Shares, other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax or other governmental charge required to be paid by the holder of such Rights Certificate in accordance with Section 6 hereof by certified check, cashier's check, bank draft or money order payable to the order of the Company, the Rights Agent shall, subject to Sections 7(f) and 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent for the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such stock) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder into a depository, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified check, cashier's check, bank draft or money order payable to the order of the Company.  In the event that the Company is obligated to issue securities (including Common Shares) of the Company pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.  The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares would be issued.
(d)            In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his or her duly authorized assigns, subject to the provisions of Section 14 hereof, or the Rights Agent shall place an appropriate notation on the Rights Certificate with respect to those Rights exercised.

(e)            Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee after the Acquiring Person became such, or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person's becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Continuing Directors have determined, within the maximum period allowed under Maryland law for limiting the power of future directors to vote in this regard following a Section 23(a) Event, by a majority of the Continuing Directors, or if such determination is not made until after such period expires, by a majority of the Board, is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but the Company and the Rights Agent shall have no liability to any holder of Rights Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.
(f)            Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certification following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.
Section 8.                          Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if delivered or surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Rights Certificates to the Company approximately one and one-half years after the cancellation date, or shall, at the written request of the Company and after any Securities and Exchange Commission-required retention period, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.                          Reservation and Availability of Preferred Shares.
(a)            The Company covenants and agrees that at all times prior to the occurrence of a Section 11(a)(ii) Event it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, or any authorized and unissued Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Section 11(a)(ii) Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of Common Shares (and/or other securities) that may be required to permit the exercise in full of the Rights pursuant to this Agreement.
(b)            So long as the Preferred Shares (and, after the occurrence of a Section 11(a)(ii) Event, Common Shares or any other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.
(c)            The Company shall use all reasonable efforts to: (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various jurisdictions in connection with the exercisability of the Rights.  The Company may, acting by resolution of the Board, temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  In addition, if the Company shall determine that a registration statement is required in other circumstances following the Distribution Date, the Company may similarly temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not otherwise be permitted under applicable law or a registration statement shall not have been declared effective.
(d)            The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or Common Shares and other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or other securities.

(e)            The Company further covenants and agrees that, except as set forth in Section 6(a) hereof, it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax or other governmental charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates for the Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.
Section 10.                          Preferred Shares Record Date.  Each person in whose name any certificate for Preferred Shares or other securities is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or other securities represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered with the forms of election and certification duly executed and payment of the Purchase Price (and any applicable transfer taxes and other governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares or other securities transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares or other securities transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11.                          Adjustment of Purchase Price, Number of Shares or Number of Rights.  The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a)            (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)
Subject to Section 24 hereof, in the event any Person, alone or together with its Affiliates and Associates, at any time after the Rights Dividend Declaration Date, becomes an Acquiring Person (other than pursuant to a Permitted Offer or a Section 13 Event), then, promptly following the first occurrence of such an event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have a right to receive (subject to the last sentence of Section 23(a) hereof), upon exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a Preferred Share, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by fifty percent (50%) of the then current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares of stock being referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

(iii)
In the event that the number of Common Shares authorized by the Company's Charter (as the same may be amended and restated from time to time) but not outstanding or reserved for issuance for purposes other than exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing Section 11(a)(ii), the Company, acting by resolution of the Board, shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right in accordance with the foregoing Section 11(a)(ii) (the "Current Value") and the amount by which it exceeds the Purchase Price attributable to each Right (such excess being referred to as the "Spread"), and (B) with respect to each Right (other than Rights that have become void pursuant to Section 7(e)), make adequate provision to substitute for the Adjustment Shares, upon the exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) equity securities of the Company other than Common Shares (including, without limitation, Preferred Shares or units of Preferred Shares which the Board has deemed to have essentially the same value or economic rights as Common Shares (such Preferred Shares or units of Preferred Shares being referred to as "Common Stock Equivalents"), (4) debt securities of the Company, (5) other assets or (6) any combination of any or all of the foregoing which, when added to the value of the Common Shares issued upon exercise of such Right, have an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) hereof, as such date may be amended by Section 27 hereof, expires (the later of (x) and (y) being referred to as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval, if required, for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is hereinafter referred to as the "Substitution Period"). To the extent that the Company determines that action should be taken pursuant to the first and/or second sentence of this Section 11(a)(iii), then the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(iii) Trigger Date and the per share or fractional value of any Common Stock Equivalents shall be deemed to equal the current per share market price of the Common Shares.

(b)            In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same designations and the powers, preferences and rights, and the qualifications, limitations and restrictions as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.  Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)            In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)            (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security or securities convertible into such shares, or (C) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the The Nasdaq Stock Market LLC ("Nasdaq") or, if the Security is not listed or admitted to trading on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board or, if on any such date no professional market maker is making a market in the Security, the price as determined in good faith by the Board. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.  If the Common Shares are not publicly held or not so listed, traded or quoted, and a market maker is not making a market on any such date, the "current per share market price" of the Common Shares shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
(ii)
For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for the Common Shares in Section 11(d)(i) above (other than the last sentence thereof).  If the "current per share market price" of the Preferred Shares cannot be determined in the same manner as set forth above or the Preferred Shares are not publicly held or listed or traded in a manner described in Section 11(d)(i), the "current per share market price" of the Preferred Shares shall be conclusively deemed to be an amount equal to one thousand (1,000) (as such number may be appropriately adjusted to reflect any stock split, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the "current per share market price" of the Common Shares. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" per share of Preferred Shares shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.  For all purposes of this Agreement, the "current per share market price" per share of one one-thousandth of a Preferred Share shall be equal to the "current per share market price" of one Preferred Share divided by one thousand (1,000).  The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

(e)            Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or other share or security or one-millionth of a Preferred Share, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.
(f)            If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13 hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (o) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares; provided, however, that the Company shall not be liable for its inability to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11(a)(ii) a number of Common Shares greater than the number then authorized by the Company's Charter (as the same may be amended and restated from time to time) but not outstanding or reserved for any other purpose.
(g)            All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h)            Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-thousandths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)            The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
(j)            Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.
(k)            Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.
(l)            In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)            The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(n) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(n) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one or more transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(n) hereof), if (x) at the time of or after such consolidation, merger or sale there are any charter or bylaw provisions or any rights, warrants or other instruments or securities outstanding, agreements in effect or any other action taken, which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(m).
(n)            The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or eliminate the benefits intended to be afforded by the Rights.
(o)            Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11 above, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.
(p)            Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.  If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustment provided in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

(q)            The exercise of Rights under Section 11(a)(ii) hereof shall only result in the loss of rights under Section 11(a)(ii) hereof to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Agreement, including the rights represented by Section 13 hereof.
Section 12.                          Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.
Section 13.                          Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
(a)            In the event that, following the Shares Acquisition Date, directly or indirectly, (x) the Company shall consolidate or otherwise combine with, or merge with or into, any other Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation, combination or merger, (y) any Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof) shall consolidate or combine with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation, combination or merger and, in connection with such consolidation, combination or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any Person or Persons or cash or any other property or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof); provided , however, that this clause (z) of Section 13(a) shall not apply to the pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of the Common Shares; then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, and nonassessable and freely tradable Common Shares of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by fifty percent (50%) of the then current per share market price of the Common Shares of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any Section 13 Event.

(b)            "Principal Party" shall mean (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person that is the issuer of any securities into which Common Shares are converted, changed, exchanged in such merger, consolidation or combination, or if there is more than one such issuer, the issuer the Common Shares of which has the greatest aggregate market value (B) if no securities are so issued, the Person that is the other party to such merger (and survives the merger), consolidation or combination (or if there is more than one such Person, the Person the Common Shares of which has the greatest aggregate market value), or if the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives); and (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions or, if each Person that is a Party to such transaction or transactions receives the same portion of the assets, cash flow or earning power so transferred or if the Person receiving the greater portion of the assets, cash flow or earning power cannot be determined, whichever of such Persons as is the issuer of the Common Shares having the greatest aggregate market value; provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) if the Common Shares of such Person are not and have not been so registered and such person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) if the Common Shares of such Person are not and have not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c)            The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 13(a) and (b) hereof and that such Section 13 Event shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and further providing that, as soon as practicable after the date of such Section 13 Event, the Principal Party will at its own expense:
(i)
prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii)
take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of the various jurisdictions and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii)
deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all material respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers, combinations or consolidations or sales or other transfers.  In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).
(d)            Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in (x) or (y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons (or wholly owned Subsidiary of any such Person or Persons) who acquired Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares that is a Permitted Offer, (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

Section 14.                          Fractional Rights and Fractional Shares.
(a)            The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates, which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if the Rights are not listed or admitted to trading on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.
(b)            The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates that evidence fractional Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share).  Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a Preferred Share.  For the purposes of this Section 14(b), the current market value of one one-thousandth of a Preferred Share shall be one one-thousandth of the closing price of a Preferred Share or, if unavailable, the appropriate price (in each case as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)            Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares.  In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) Common Share.  For purposes of this Section 14(c), the current market value one (1) Common Share shall be the closing price of one (1) Common Share, or, if unavailable, the appropriate alternative price (in each case as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
(d)            The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.
Section 15.                          Rights of Action.  All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 18 and 20 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares) and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.  Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.
Section 16.                          Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a)            prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;
(b)            after the Distribution Date, the Rights Certificates are transferable (subject to the provisions of this Rights Agreement) only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and
(c)            subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)            notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
Section 17.                          Rights Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.
Section 18.                          Concerning the Rights Agent.  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.  The indemnity provided herein shall survive the expiration of the Rights and the termination of this Agreement.
The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. In no case will the Rights Agent be liable for special, indirect, incidental or consequential loss or damage at any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of such loss or damage.

Section 19.                          Merger or Consolidation or Change of Name of Rights Agent.  Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stockholder services or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
Section 20.                          Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:
(a)            The Rights Agent may consult with legal counsel of its choice (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
(b)            Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, General Counsel, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
(c)            The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d)            The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e)            The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate pursuant to Section 12 hereof describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.
(f)            The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g)            The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three (3) Business Days after the date indicated in such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.
(h)            The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
(j)            No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(k)            If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been executed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
Section 21.                          Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent for the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a legal business entity and doing business under the laws of the United States or of any other state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates.  Failure to give any notice provided for in this Section 21,  however,  or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.                          Issuance of New Rights Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or the expiration of the Rights, the Company (a) shall with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement in existence prior to the Distribution Date, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company in existence prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Rights Certificates if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
Section 23.                          Redemption and Termination.
(a)            The Board may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth (10th) day following the Shares Acquisition Date (or, if the Shares Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth (10th) day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption set forth in the first sentence of this Section 23(a) has expired.  The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the "current per-share market price," as such term is defined in Section 11(d) hereof, of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board.

(b)            Immediately upon the action of the Board (with, if required, the concurrence of a majority of the Continuing Directors) ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held.  Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, the registry books for the Common Shares; provided, however, that failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.
(c)            Notwithstanding the provisions of Section 23(a) hereof, in the event that a majority of the Board does not consist of Continuing Directors (the first occurrence of such an event referred to herein as a "Section 23(a) Event"), then for a period of one hundred and eighty (180) days (or such other maximum period then allowed under Maryland law) following such Section 23(a) Event, the Rights shall not be redeemed unless there are Continuing Directors and a majority of the Continuing Directors concur with the Board's decision to redeem the Rights.
Section 24.                          Exchange.
(a)            The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one (1) Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any Exempt Person, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Shares then outstanding.
(b)            Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)            In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions.
(d)            In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.
(e)            The Company shall not be required to issue fractions of Common Shares or to distribute certificates that evidence fractional Common Shares.  In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share.  For the purposes of this Section 24(e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately after the date of the first public announcement by the Company that an exchange is to be effected pursuant to this Section 24.
Section 25.                          Notice of Certain Events.
(a)            In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole), to any other Person (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.

(b)            In case any Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if applicable, other securities.
Section 26.                          Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Global Self Storage, Inc.
11 Hanover Square
New York, New York 10005
Attn: General Counsel
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: Legal Department
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 27.                          Supplements and Amendments.  Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights.  From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, from time to time supplement or amend any provision of this Agreement without the approval of any holders of Rights Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) change any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall be made which would adversely affect the interests of the holders of Rights (other than the interests of an Acquiring Person or its Affiliates or Associates). Notwithstanding anything herein to the contrary, for the maximum period allowed under Maryland law, following a Section 23(a) Event, in addition to the other provisions of this Section 27, this Agreement may be amended or supplemented by the Board only if there are Continuing Directors and a majority of the Continuing Directors concur with such amendment or supplement.  Any such supplement or amendment shall be evidenced by a writing signed by the Company and the Rights Agent.  Upon delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interest under this Agreement.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

Section 28.                          Determination and Actions by the Board, Etc.  For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.  The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of Continuing Directors), the Continuing Directors, the Outside Directors or the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board, the Continuing Directors or the Outside Directors to any liability to the holders of the Rights.
Section 29.                          Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 30.                          Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).
Section 31.                          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  Without limiting the foregoing, if any provision of this Agreement requiring that a determination be made by the Board with the concurrence of a majority of the Continuing Directors or the Outside Directors is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company's Charter (as the same may be amended and restated from time to time) and Bylaws (as the same may be amended and restated from time to time).

Section 32.                          Governing Law.  This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within the State of Maryland, including its principles of conflicts of law.  The laws of the State of Maryland, including its conflicts of laws, shall govern the Rights Agent's rights and duties hereunder.
Section 33.                          Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
Section 34.                          Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, parties whereto have caused this Agreement to be duly executed, all as of the day and year first above written.
ATTEST:	GLOBAL SELF STORAGE, INC.

By:	By:
Name: Russell Kamerman	Name: John F. Ramírez
Title: Assistant Secretary	Title: Secretary

ATTEST:	AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	By:
Name:	Name:
Title:	Title:

Exhibit A
ARTICLES SUPPLEMENTARY
OF
GLOBAL SELF STORAGE, INC.
GLOBAL SELF STORAGE, INC., a Maryland corporation, having its principal office in New York, New York (hereinafter called the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Directors by Article V, Section 2(a) of the Articles of Incorporation of the Company, dated December 11, 1996, as amended (the "Charter"), the Board of Directors has duly reclassified 100,000 unissued shares of Common Stock of the Company (from among the 20,000,000 shares of Common Stock, $.01 par value, of the Company which are authorized) into 100,000 shares of Series A Participating Preferred Stock, par value $.01 per share, of the Company.
SECOND: The terms (including the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption) of the Series A Participating Preferred Stock, par value $.01 per share, are as follows:
1.            Designation and Amount.  The shares of such series shall be designated as "Series A Participating Preferred Stock" and the number of shares constituting the Series A Participating Preferred Stock shall be 100,000.
2.            Dividends and Distributions.
(a)
Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Participating Preferred Stock with respect to dividends, the holders of Series A Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Series A Participating Preferred Stock or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (X) $15 or (Y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in common stock, par value $.01 per share, of the Company (the "Common Stock") or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share of Series A Participating Preferred Stock or fraction thereof. In the event the Company shall at any time after January 29, 2016 (the "Rights Dividend Declaration Date")

(i)	declare any dividend on Common Stock payable in Common Stock,
(ii)	subdivide the outstanding Common Stock or
(iii)
combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (Y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)
The Board shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $15 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)
Dividends shall begin to accrue and be cumulative on outstanding Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest.  Dividends paid on the Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board may fix a record date for the determination of holders of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not less than ten (10) and not more than sixty (60) days prior to the date fixed for the payment thereof.

3.            Voting Rights.  The holders of Series A Participating Preferred Stock shall have the following voting rights:

(a)
Except as provided in Section 3 (c) hereof and subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company.  In the event that the Board shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)
Except as otherwise provided herein or by law, the holders of Series A Participating Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c)
(i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Participating Preferred Stock shall exist, the holders of the Series A Participating Preferred Stock shall have the rights, voting as a class as described in subparagraph (ii) below, to elect two (2) directors (in addition to the directors elected by the holders of Common Stock of the Company). Such right may be exercised (a) at any meeting of stockholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the By-laws of the Company, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one (1) year.

(ii)
The right of the holders of Series A Participating Preferred Stock to elect two (2) directors as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable.  The Series A Participating Preferred Stock and any additional series of Preferred Stock that the Company may issue and which provides for the right with the foregoing series of Preferred Stock are collectively referred to herein as "Voting Preferred Stock."

(iii)
Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a "Preferred Director."  A Preferred Director so elected shall continue to serve as such director for a term of one (1) year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of such directors shall terminate.  Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the By-laws of the Company, or (c) by written consent signed by the holders of a majority of the then outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, taken together as a single class.

(iv)
So long as a default in any preference dividends on the Series A Participating Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (excepted as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Company and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director.  Whenever (x) no default in preference dividends on the Series A Preferred Stock shall exist and (y) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board shall be reduced by two (2).

(v)
For purposes hereof, a "default in preference dividends" on the Series A Participating Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Participating Preferred Stock shall be equivalent to six (6) full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one (1) year.

(d)
Except as set forth herein (or otherwise required by applicable law), holders of Series A Participating Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

4.            Certain Restrictions.
(a)
Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i)
declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

(ii)
declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock except dividends paid ratably on the Series A Participating Preferred Stock and all such parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such Stock are then entitled;

(iii)
redeem or purchase or otherwise acquire for consideration (except as provided in (iv) below) shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock provided that the Company may at any time redeem, purchase or otherwise acquire any such junior stock in exchange for any shares of stock ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

(iv)
redeem or purchase or otherwise acquire for consideration any Series A Participating Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon dissolution, liquidation or winding up) with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such stock upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)
The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any Stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.            Reacquired Stock.  Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein, in the Charter, in any other Articles Supplementary creating a series of Preferred Stock or as otherwise required by law.
6.            Liquidation, Dissolution or Winding Up.
(a)
Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock, with respect to rights upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock, unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $1,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Preference"). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series A Participating Preferred Stock and Common Stock, on a per share basis, respectively.

(b)
In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.  In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment after satisfaction of the liquidation preferences of all series of Preferred Stock, if any, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(c)
In the event the Company shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7.            Consolidation, Merger, etc.  In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of shares, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8.            No Redemption.  The Series A Participating Preferred Stock shall not be redeemable.
9.            Ranking.  The Series A Participating Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
10.            Amendment.  At such time as Series A Participating Preferred Stock is outstanding, neither the Charter nor these Articles Supplementary shall be amended, nor shall any Articles Supplementary of the Company be filed or amended, in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series A Participating Preferred Stock, voting separately as a class.
11.            Fractional Stock.  Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of a holder of Series A Participating Preferred Stock.
[Signature Page Follows]

IN WITNESS WHEREOF, Global Self Storage, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by a majority of its entire Board of Directors and witnessed by its Secretary on January 29, 2016.
Witness:	GLOBAL SELF STORAGE, INC.

By:
Name: John F. Ramírez Title: Secretary	Name: Mark C. Winmill Title: President

THE UNDERSIGNED, SECRETARY OF GLOBAL SELF STORAGE, INC., with respect to the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Company, the foregoing Articles Supplementary to be the act of said Company and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.
By:
Name: John F. Ramirez
Title: Secretary

Exhibit B
Form of Rights Certificate
Certificate No. R-	_____ Rights

NOT EXERCISABLE AFTER JANUARY 29, 2026 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7 (e) OF SUCH AGREEMENT.]1
Rights Certificate
GLOBAL SELF STORAGE, INC.
This certifies that ___________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 29, 2016 (the "Rights Agreement"), between Global Self Storage, Inc., a Maryland Corporation (the "Company"), and American Stock Transfer & Trust Company, LLC (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time), on January 29, 2026 at the office or offices of the Rights Agent designated for such purpose, or at the office or offices of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $12.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a Preferred Share that may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number of Rights and the Purchase Price as of January 29, 2016, respectively, based on the Preferred Shares as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.
Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after such Acquiring Person, Associate or Affiliate becomes such or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

1 The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares (or the amount of cash, property, Common Stock or other securities) that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including those specified in Section 11(a)(ii) and Section 13 of the Rights Agreement.
This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the offices of the Rights Agent and are also available upon written request to the Rights Agent.
This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (i) the tenth business day following the Shares Acquisition Date and (ii) the Final Expiration Date (as such terms are defined in the Rights Agreement). In the event that a majority of the Board is no longer comprised of Continuing Directors (as defined in the Rights Agreement), then for the maximum period allowed under Maryland law following the time that a majority of the Board is no longer comprised of Continuing Directors, the rights cannot be redeemed unless there are Continuing Directors and a majority of the Continuing Directors concur with the Board's decision to redeem the rights. In addition, under certain circumstances, at any time after any person becomes an Acquiring Person, the Rights may be exchanged, in whole or in part, for Common Stock or preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
Witness the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of ____________________________.
Attest:	Global Self Storage, Inc.
By:	By:
Name:	Name:
Title:	Title:

Countersigned:
American Stock Transfer & Trust Company, LLC,
 as Rights Agent
By:
 [Authorized Signature]

Form of Reverse Side of Rights Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
 holder desires to transfer the Rights Certificate.)
For Value Received __________________________________ hereby sells, assigns and transfers unto _________________________________________________________________________
(Please print name and address of transferee)
____________________________________________________ this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.
Dated: ____________________

Signature

Signature Medallion Guaranteed:
Signatures must be medallion guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.
The undersigned hereby certifies that (1) the Rights evidenced by this Rights Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person, or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person, or an Affiliate or Associate thereof.

Signature

FORM OF ELECTION TO PURCHASE
(To be executed by the registered holder
if such holder desires to exercise
 Rights represented by the Rights Certificate.)
To: American Stock Transfer & Trust Company, LLC:
The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:
Please insert social security or other identifying number: ______________

(Please print name and address)
If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number: ______________

(Please print name and address)
Dated: _________________

 Signature

Signature Medallion Guaranteed:
Signatures must be medallion guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.
The undersigned hereby certifies that (1) the Rights evidenced by this Rights Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person, or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person, or an Affiliate or Associate thereof.

Signature

NOTICE
The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit C
SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES
On January 29, 2016, the Board of Directors of Global Self Storage, Inc. (the "Company") declared a dividend distribution of one right for each of the Company's outstanding shares of common stock, par value $.01 per share (the "Common Shares"), to holders of record of the Common Shares at the close of business on January 29, 2016. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of preferred stock, par value $.01 per share, of the Company (the "Preferred Shares") or in certain circumstances, to receive cash, property, Common Shares or other securities, at a Purchase Price of $12.00 per one one-thousandth of a Preferred Share, subject to adjustment (the "Rights"). The description and terms of the Rights are set forth in a Rights Agreement dated as of January 29, 2016 (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the "Rights Agent").
DETACHMENT AND TRANSFER OF RIGHTS
Initially, the Rights are not exercisable and will be attached to all Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares, and the Distribution Date will occur, upon the earlier of (i) a public announcement that a person or group of affiliated or associated persons, has become an "Acquiring Person" (as such term is defined in the Rights Agreement) or (ii) ten (10) business days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer that would result in the beneficial ownership by an Acquiring Person of nine and eight-tenths percent (9.8%) or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"). In general, an "Acquiring Person" is a person, the affiliates or associates of such person, or a group, that has acquired beneficial ownership of nine and eight-tenths percent (9.8%) or more of the outstanding Common Shares;  provided that  certain "Exempt Persons" as defined in the Rights Agreement may have greater beneficial ownership without becoming an "Acquiring Person." In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date.
The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Shares outstanding as of the Record Date, or by new Common Share certificates, if any, issued after the Record Date that contain a notation incorporating the Rights Agreement by reference, (ii) the Rights will be transferable with and only with the Common Shares and such new Common Share certificates and (iii) the surrender or transfer of any certificates for Common Shares outstanding (with or without a copy of this Summary of Rights or such notation) will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

EXERCISABILITY OF RIGHTS
The Rights are not exercisable until the Distribution Date. The Rights will expire on January 29, 2026 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. Although the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or cash, property or other securities) of the Company or for common stock of the acquiring company as set forth below.
Except as otherwise determined by the Board of Directors, and except for shares of Common Stock issued upon exercise, conversion or exchange of then outstanding options, convertible or exchangeable securities or other contingent obligations to issue shares or pursuant to any employee benefit plan or arrangement, only Common Shares issued prior to the Distribution Date will be issued with Rights.
The Purchase Price payable, and the number of Preferred Shares, Common Shares or other securities or property issuable or payable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then-current market price (as defined in the Rights Agreement) of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends paid out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above).
The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares, or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions that are integral multiples of one one-thousandth of a Preferred Share) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.
TERMS OF PREFERRED SHARES
Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $15 per share or, if greater, an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share, plus an amount equal to accrued and unpaid dividends, and such holders will be entitled to an aggregate payment of 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are changed or exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

TRIGGER OF SECTION 11(a)(ii) AND SECTION 13 EVENTS
In the event that any a Person becomes an Acquiring Person, unless the event causing the nine and eight-tenths percent (9.8%) threshold to be crossed is a Permitted Offer (as defined in the Rights Agreement), then, promptly following the first occurrence of such event, each holder of a Right (except as provided in Section 7(e) of the Rights Agreement) shall thereafter have the right to receive, upon exercise of such Right, that number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) that equals the exercise price of the Right divided by fifty percent (50%) of the current market price (as defined in the Rights Agreement) per Common Share at the date of the occurrence of such event. However, Rights are not exercisable following such event until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void. The event summarized in this paragraph is referred to as a "Section 11(a)(ii) Event."
For example, at an exercise price of $12.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Section 11(a)(ii) Event would entitle its holder to purchase for $12.00 such number of Common Shares (or other consideration, as noted above) as equals $12.00 divided by one-half of the current market price (as defined in the Rights Agreement) of the Common Shares. Assuming that the current market price per share of the Common Shares is $4.00 at such time, the holder of each valid Right would be entitled to purchase 6 Common Shares, having a market value of 6 x $4.00, or $24.00, for $12.00.
In the event that, at any time after any Person becomes an Acquiring Person, (i) the Company is consolidated with, or merged with or into, another entity and the Company is not the surviving entity of such consolidation or merger (other than a consolidation or merger that follows a Permitted Offer) or if the Company is the surviving entity, but its outstanding Common Shares are changed or exchanged for stock or securities (of any other person) or cash or any other property, or (ii) more than fifty percent (50%) of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by fifty percent (50%) of the current market price (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. The events summarized in this paragraph are referred to as "Section 13 Events." A Section 11(a)(ii) Event and Section 13 Events are collectively referred to as "Triggering Events."
For example, at an exercise price of $12.00 per Right, each valid Right following a Section 13 Event would entitle its holder to purchase for $12.00 such number of common stock of the acquiring company as equals $12.00 divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock. Assuming that such common stock had a current market price of $4.00 at such time, the holder of each valid Right would be entitled to purchase 6 shares of common stock of the acquiring company, having a market value of 6 x $4.00, or $24.00, for $12.00.

REDEMPTION AND EXCHANGE OF RIGHTS
At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Shares, the Company's Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
At any time until ten (10) business days following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Company's Board of Directors). In the event that Continuing Directors no longer comprise a majority of the Board (a "Section 23(a) Event"), then for the maximum period allowed under Maryland law following the first occurrence of a Section 23(a) Event, the rights cannot be redeemed unless there are Continuing Directors and a majority of the Continuing Directors concur with the Board of Directors' decision to redeem the rights. Immediately upon the action of the Company's Board of Directors ordering redemption of the Rights (with, where required, the concurrence of the Continuing Directors), the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price. The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board of Directors prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board of Directors if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.
AMENDMENT OF RIGHTS
Any provision of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors only in order to cure any ambiguity, defect or inconsistency, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain other related parties) or to shorten or lengthen any time period under the Rights Agreement. For the maximum period permitted under Maryland law following the first occurrence of a Section 23(a) Event, the Rights Agreement can be amended only if there are Continuing Directors and a majority of the Continuing Directors concur with the amendment. Notwithstanding the foregoing, after such time as the Rights are not redeemable, the Rights Agreement may only be amended to cure any ambiguity, defect or inconsistency.

AUTHORIZED SHARES
As of January 29, 2016, there were 7,416,766 Common Shares outstanding and no Common Shares in the Company's treasury. Each Common Share outstanding at the close of business on the Record Date will receive one Right. So long as the Rights are attached to the Common Shares, one additional Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered for each Common Share issued or transferred by the Company in the future. One hundred thousand (100,000) Preferred Shares are initially reserved for issuance upon exercise of the Rights.
ADDITIONAL INFORMATION
A copy of the Rights Agreement will filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated January 29, 2016. A copy of the Rights Agreement is available free of charge from the Company or the Rights Agent. This summary description of the Rights is not intended to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.
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